SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 9, 2008

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 9, 2008, Skins Inc., a Nevada corporation (the “Company”) sold a total of 13,403,225 units to 27 investors and raised an aggregate of $2,680,645 in a private offering under Regulation S and Regulation D of the Securities Act of 1933, as amended. Of the gross proceeds of $2,680,645 raised in the offering,

(i)	$1,085,000 represented cash received by the Company from investors by wire or check,

(ii)	$850,000 represented subscription receivables from eight investors that have yet to be paid to the Company,

(iii)	$705,000 represented an amount due under six secured promissory notes previously issued by the Company that was invested by five holders into this offering, and

(iv)	$40,645 represented amounts owed by the Company to three non-employee board members and two advisory board members in lieu of payment for fees due to them.

In addition, the Company issued 100,000 units to a financial consultant that provided services in connection with the offering in lieu of $20,000 payment in cash for such services.

The offering was made pursuant to a U.S. investor subscription agreement and an offshore subscription agreement, each dated April 9, 2008, and each of which is attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively. Each unit was sold for $0.20 and consists of one share of common stock of the Company and one share purchase warrant, a form of which is attached hereto as Exhibit 4.1, exercisable at an exercise price of $0.40 per share at any time upon election of the holder during the 24 month period following the offering. The Company agreed to register the shares of common stock and the shares of common stock underlying the warrants on a registration statement that must be filed with the Securities and Exchange Commission within the earlier of 21 days after the closing of the offering or 10 days after the Company files it Annual Report on Form 10-KSB.

In an effort to preserve cash for Company operations, it agreed to convert the $40,645 in debt owed to the non-employee board members and advisory board members into the offering in lieu of payment for fees due to them. Similarly, the Company agreed to convert the $705,000 in principal debt owed under the secured promissory notes into the offering to preserve cash for Company operations. Each of the secured note holders agreed to waive payment of any and all interest due under the note.

Upon execution of the secured notes, the holders received shares of common stock in an amount that was equal to (x) half of the principal amount of the note divided by (y) the closing trading price of the Company’s common stock on the date of the note. The lowest trading price used to calculate the number so shares to be issued under the secured notes was $0.22 per share. In consideration of the holders investing the principal due into private placement in lieu of payment and waiving any and all interest due, each holder that received shares upon the execution of the note based on a trading price higher than $0.22 per share was issued additional shares of common stock. These additional shares were equal to the number of shares that would have been received if $0.22 were in the formula, minus the number of shares actually received upon execution of the secured note. A total of 316,298 additional shares were issued to these secured note holders. Our Chief Financial Officer and Chairman of the Board was a note holder that converted into the private placement in amounts of $15,000 and $100,000, respectively, on the same terms and conditions as the rest of the investors.

The securities offered to 15 of the investors as described above were issued in reliance upon exemptions from registration pursuant to Regulation S of the Securities Act of 1933, as amended. For each investor, the Company complied with the conditions of Rule 903 as follows:

•	The purchasers are all non-U.S. residents.
•	Appropriate legends will be affixed to the stock certificates issued in accordance with Regulation S.
•	Purchasers agreed they were not acquiring the securities for the account or benefit of a U.S. person.
•
Purchasers agreed to resell the securities only in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act of 1933 or pursuant to an available exemption from registration and agreed not to engage in hedging transactions with regard to the securities unless in compliance with the Securities Act.

•	The Company will refuse to register any transfer of the shares not made in accordance with Regulation S, after registration or under an exemption.

The securities offered to 12 of the investors as described above were offered and issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder. Each of the investors qualified as an accredited investor (as defined by Rule 501 under the Securities Act of 1933, as amended).

THIS CURRENT REPORT IS NOT AN OFFER OF SECURITIES FOR SALE. SECURITIES SOLD IN THE OFFERING ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION.

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

The information regarding the termination of the secured promissory notes from Item 1.01, above, is herein incorporated by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information from Item 1.01, above, is herein incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibits	Description
4.1	Form of Stock Purchase Warrant dated April 9, 2008.
10.1	Form of U.S. Investor Subscription Agreement dated April 9, 2008.
10.2	Form of Offshore Investor Subscription Agreement dated April 9, 2008.
10.3	Form of Note Cancellation Agreement dated April 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2008	SKINS INC.

/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibits	Description
4.1	Form of Stock Purchase Warrant dated April 9, 2008.
10.1	Form of U.S. Investor Subscription Agreement dated April 9, 2008.
10.2	Form of Offshore Investor Subscription Agreement dated April 9, 2008.
10.3	Form of Note Cancellation Agreement dated April 9, 2008